Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces Third Quarter 2011 Financial Results and

Declares Increased Fourth Quarter Dividend of $0.28 per Share

BOSTON – November 1, 2011 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a middle market capital specialist, today announced financial results for its fiscal third quarter ended Sept. 30, 2011. Additionally, THL Credit announced that its Board of Directors has declared a fourth fiscal quarter 2011 dividend of $0.28 per share, payable on Dec. 30, 2011, to stockholders of record as of Dec. 15, 2011, representing an increase of $0.02 per share over its previously declared and paid dividend for the third fiscal quarter of $0.26 per share.

HIGHLIGHTS

($ in millions, except per share amounts)
	As of Sept. 30, 2011
Portfolio results
Total assets	$270.1
Investment portfolio, at fair value	$262.1
Net assets	$266.2
Net asset value per share	$13.17
Weighted average yield on investments	14.2%

	Quarter ended Sept. 30, 2011	Quarter ended Sept. 30, 2010
Portfolio activity
Net investments made, at par	$27.2	$19.8
Number of new portfolio companies	3	2
Number of portfolio companies at end of period	24	9
Operating results
Total investment income	$10.32	$4.08
Net investment income	$5.91	$1.86
Net increase in net assets from operations	$5.62	$2.92
Net investment income per share	$0.29	$0.09
Dividends per share attributable to period	$0.26	$0.10

“Our origination activities and pipeline remain strong as the current market environment plays to our strengths, which include a conservative outlook and long-standing approach to patiently growing our portfolio. This provides natural resilience to swings in the market and enables us to continue making prudent investments while delivering steady shareholder returns,” said James K. Hunt, chief executive officer of THL Credit. “In the third quarter, we closed approximately $27.2 million in new investments, adding three new companies to our portfolio while having one prepayment at the end of the quarter. We have successfully deployed THL Credit’s equity capital from its IPO and have ample liquidity with the full capacity of our $125 million credit facility available to fund the next stages of our growth.”

THL Credit continues to move forward with the application process for an SBIC license, which it expects will take several months.

PORTFOLIO AND INVESTMENT ACTIVITY

In the third quarter, THL Credit closed on $27.2 million of investments in three new companies and had one investment prepayment of $8.0 million of principal. THL Credit also extended $9.0 million of commitments under a revolver and delayed draw loans in two of these new companies. Activity for the quarter included:

•

$4.0 million in the senior secured note and equity of Airborne Tactical Advantage Company, LLC (“ATAC”), an unsponsored company headquartered in Newport News, Va. ATAC provides airborne military training operations services and is a private operator of fighter jets. THL Credit also agreed to fund $6.0 million in additional delayed draw loans to ATAC.

•

$10.5 million in the senior secured term loan of Hart InterCivic, LLC (“Hart”), a national provider of election voting systems, management products and services for state-, county-, and city-level elections, headquartered in Austin, Tx. THL Credit has also agreed to fund a $3.0 million revolving credit facility to Hart.

•	$12.7 million in the senior subordinated notes of The Studer Group, LLC, a healthcare consulting firm based in Gulf Breeze, Fla.

•

SiVance, LLC, in which THL Credit made an investment in Feb. 2011, was acquired by Milliken & Company in Sept. 2011. In connection with the acquisition transaction, the entire outstanding principal of our senior secured loan was prepaid at par plus a prepayment penalty.

These transactions bring the total fair value of THL Credit’s investment portfolio to $262.1 million across twenty-four portfolio companies at the end of the quarter. The weighted average yield of the debt and income-producing fund interests in the investment portfolio at their current cost basis was 14.2 percent. The weighted average yield on its debt investments at their current cost basis was 13.9 percent.

As of Sept. 30, 2011, THL Credit’s investment portfolio at fair value was allocated 37 percent in first lien debt including unitranche investments, 19 percent in second lien debt, 38 percent in subordinated debt, 4 percent in income-producing fund interests and 2 percent in equity.

This compares to its portfolio as of Dec. 31, 2010, with a fair value of $153.5 million allocated 29 percent in first lien debt, 16 percent in second lien debt, 44 percent in subordinated debt, 8 percent in income-producing fund interests and 3 percent in equity. The weighted average yield of the debt and income-producing fund interests in the investment portfolio at their cost basis as of Dec. 31, 2010, was 16.6 percent. The weighted average yield on its debt investments at their cost basis as of Dec. 31, 2010, was 15.8 percent.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three and nine months ended Sept. 30, 2011, was $10.32 million and $26.49 million, respectively, and was primarily attributable to $9.61 million and $24.62 million of interest income (which included $0.64 million and $1.79 million, respectively, of PIK interest), and $0.28 million of dividend income and $0.70 million and $1.59 million other income, respectively. This compares to total investment income for the three and nine month periods ended Sept. 30, 2010, of $4.08 million and $6.52 million, respectively and was attributable to interest income (which included $0.32 million and $0.51 million, respectively, of PIK interest). The increase in the investment income compared to the same period in prior years is due to the growth of THL Credit’s portfolio and a partial quarter of results for the same period in the prior year due to the timing of THL Credit’s initial public offering in Apr. 2010.

Expenses

Operating expenses for the three and nine months ended Sept. 30, 2011, were $4.41 million and $11.48 million, respectively. Base management fees for the same periods were $1.01 million and $3.00 million; incentive fees totaled $1.41 million and $3.02 million, administrator and other expenses totaled $1.45 million and $4.28 million; and fees related to THL Credit’s credit facility totaled $0.54 million and $1.18 million, respectively. For the three and nine months ended Sept. 30, 2011, incentive fees included ($0.06) million and $0.76 million of charges to reflect the accounting for potential capital gains incentive fee that would be payable to the Company’s investment adviser for the quarter as if all unrealized appreciation in the Company’s investment portfolio were instead realized during the quarter. This compares to operating expenses for the three and nine month periods ended Sept. 30, 2010, of $2.22 million and $3.95 million, respectively. Base management fees for the same respective periods in 2010 were $0.97 million and $1.72 million, and administrator and other expenses totaled $1.25 million and $2.23 million, respectively. There were no incentive fees for the three and nine month periods ended Sept. 30, 2010, as the Company had not yet achieved the minimum hurdle rate related to pre-incentive fee net investment income nor had it any realized capital gains. The increase in expenses is due to the growth in the portfolio, which is in part related to the partial quarter of results for the same period in the prior year due to the timing of THL Credit’s initial public offering in Apr. 2010.

Net investment income

Net investment income totaled $5.91 million and $15.02 million, or $0.29 and $0.75 per share, for the three and nine months ended Sept. 30, 2011, respectively. For the same periods in the prior year, net investment income totaled $1.86 million and $2.57 million, or $0.09 and $0.13 per share.

Net change unrealized appreciation (depreciation) on investments

For the three and nine months ended Sept. 30, 2011, THL Credit’s investments had a net change in unrealized appreciation (depreciation) of ($0.29) million and $2.04 million, respectively. For the three and nine months ended Sept. 30, 2010, the Company’s investments had a net change in unrealized appreciation of $1.05 million and $1.16 million, respectively. The change in the net change in unrealized appreciation compared to the prior year was driven primarily by changes in the capital market conditions and in the financial performance of certain portfolio companies.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations totaled $5.62 million and $17.06 million, or $0.28 and $0.85 per share, respectively, for the three and nine months ended Sept. 30, 2011. This compares to a net increase in net assets resulting from operations which totaled $2.92 million and $3.74 million, or $0.15 and $0.19 per share in the prior year periods. This increase in net assets from operations is due to the continued growth in net investment income which is a result of growing THL Credit’s portfolio.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

As of Sept. 30, 2011, THL Credit had cash of $3.60 million. THL Credit’s liquidity and capital resources are derived from its credit facility and cash flows from operations, including investment sales and repayments, and income earned. Its primary use of funds from operations includes investments in portfolio companies and operating expenses it incurs. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives. THL Credit has an effective shelf registration statement filed with the SEC on Form N-2 in anticipation of future capital raises.

THL Credit borrowed $11.0 million under its revolving credit facility during the quarter and repaid those funds before the end of the quarter from proceeds received from the SiVance prepayment. “We anticipate maintaining modest cash balances on hand, and to fund our next stage of growth by utilizing the capacity of our credit facility,” noted Terrence W. Olson, chief operating officer and chief financial officer of THL Credit.

For the nine months ended Sept. 30, 2011, THL Credit’s operating activities used cash of $89.96 million primarily in connection with the purchase of investments, and its financing activities used cash of $16.58 million, primarily for the payment of distributions to shareholders.

THL Credit’s operating activities used cash of $33.67 million, primarily in connection with the purchase of investments, and its financing activities provided cash of $194.49 million for the nine month period ended Sept. 30, 2010, primarily from its initial public offering.

BUSINESS OUTLOOK

Competitive dynamics for new investments, including credit metrics and returns, in the middle market appear to be positively impacted by the current market environment. In particular, THL Credit believes the credit quality of its portfolio, performance against its expected earnings and its leverage attachment point in the capital structure relative to its weighed average portfolio yield of 14.2 percent have contributed to a stable net asset value. THL Credit continues to exercise strict underwriting discipline as it evaluates its active pipeline, which continues to be driven by a national origination platform. The Company’s deliberate investment pace reflects cautious investment choices and an environment of lower M&A volumes in the marketplace in 2011. While the Company expects such levels to remain muted in the near term, it is encouraged by the favorable pricing and leverage trends it is seeing. With ample liquidity, THL Credit looks to capitalize on a favorable middle market investing environment through the end of the year and into the early part of 2012 and continue to grow its dividend.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results on Nov. 2, 2011, at 8:30 a.m. Eastern Daylight Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, dial (877) 375-9141 (domestic) or (253) 237-1151 (international) and use the passcode 15566596. THL Credit will also broadcast the conference call live via its website at www.thlcredit.com. Starting approximately two hours after the conclusion of the call, a replay will be available through Jan. 1, 2012, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 15566596. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.thlcredit.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2011 (unaudited)	December 31, 2010
Assets
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $258,317,875 and $151,768,790, respectively)	$262,120,025	$153,529,179
Non-controlled, affiliated investments (cost of $9,493 and $0, respectively)	9,833	—

Total investments at fair value (cost of $258,327,368 and $151,768,790, respectively)	262,129,858	153,529,179
Cash and cash equivalents	3,597,920	110,140,711
Deferred financing costs	2,064,177	—
Interest receivable	1,142,068	632,368
Receivable for paydown of investment	258,621	—
Due from affiliate	530,542	—
Prepaid expenses and other assets	141,715	86,917
Deferred offering costs	281,095	—

Total assets	$270,145,996	$264,389,175

Liabilities
Dividends payable	$—	$2,987,416
Accrued incentive fees	2,284,902	—
Base management fees payable	1,008,584	979,316
Accrued expenses	525,683	226,174
Due to affiliate	25,134	14,250
Accrued administrator expenses	99,495	166,250

Total liabilities	3,943,798	4,373,406
Net Assets
Preferred stock, par value $0.001 per share, 100,000,000 preferred shares authorized, no preferred shares issued and outstanding	—	—
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 20,220,199 and 19,916,107 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	20,220	19,916
Paid-in capital in excess of par	262,358,309	258,310,016
Net unrealized appreciation on investments	3,802,490	1,760,389
Accumulated undistributed net investment income (loss)	21,179	(74,552)

Total net assets	266,202,198	260,015,769

Total liabilities and net assets	$270,145,996	$264,389,175

Net asset value per share	$13.17	$13.06

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$9,614,357	$4,080,836	$24,620,021	$6,521,322
Dividend income	—	—	279,676	—
Other income	103,087	—	358,914	—
From non-controlled, affiliated investments:
Other income	601,396	—	1,235,726	—

Total investment income	10,318,840	4,080,836	26,494,337	6,521,322
Expenses:
Incentive fee	1,406,204	—	3,021,107	—
Base management fees	1,008,584	974,004	2,998,849	1,717,331
Administrator expenses	756,866	624,018	2,040,902	975,031
Credit facility interest and fees	321,681	—	707,237	—
Professional fees	258,978	171,269	788,420	454,603
Amortization of deferred financing costs	213,795	—	470,773	—
Other general and administrative expenses	205,911	128,581	628,582	186,149
Insurance expenses	105,810	191,608	421,118	340,636
Directors’ fees	130,375	127,375	400,125	254,750
Organizational expenses	—	—	—	20,000

Total expenses	4,408,204	2,216,855	11,477,113	3,948,500

Net investment income	5,910,636	1,863,981	15,017,224	2,572,822
Net change in unrealized appreciation (depreciation) on investments	(285,818)	1,052,967	2,042,101	1,162,672

Net increase in net assets resulting from operations	$5,624,818	$2,916,948	$17,059,325	$3,735,494

Net investment income per common share:
Basic and diluted	$0.29	$0.09	$0.75	$0.13
Net increase in net assets resulting from operations per common share:
Basic and diluted	$0.28	$0.15	$0.85	$0.19
Weighted average shares of common stock outstanding:
Basic and diluted	20,220,198	19,792,370	20,148,081	19,719,798

ABOUT THL CREDIT

THL Credit is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Los Angeles and Houston. THL Credit invests primarily in junior capital securities, including subordinated debt and second lien secured debt, which junior capital may include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit may also selectively invest in first lien secured loans. THL Credit targets investments in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Michael Henson

212-687-8080

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